certification [Exhibit 99.906CERT]

Meghan Pinchuk, Principal Executive Officer, and Jessica Chase, Principal Financial Officer of the 83 Investment Group Income Fund (the “Registrant”), each certify to the best of his/her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2025, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer
83 Investment Group Income Fund	83 Investment Group Income Fund

/s/Meghan Pinchuk	/s/ Jessica Chase
Meghan Pinchuk	Jessica Chase
Date: 6/2/25	Date: 6/2/25

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the 83 Investment Group Income Fund and will be retained by the 83 Investment Group Income Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.